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                                                                      Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to inclusion in the Confidential Private Offering Memorandum dated April 28, 2000 of our report dated December 31, 1999 relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to Shareholders of Institutional Treasury Assets Fund.



PricewaterhouseCoopers LLP
Baltimore, Maryland
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